SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

Amendment No. 2 to
FORM 8-K/A
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   June 25, 2009

JBI, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-52444	20-4924000
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

500 Technology Square
Cambridge, Massachusetts 02139

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(905) 354-7222
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Gregg E. Jaclin, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No.2 on Form 8-K/A to the JBI, Inc. f/k/a 310 Holdings, Inc. (the “Company”) originally filed with the Securities and Exchange Commission on June 25, 2009 (the “Form 8-K”) amends the Form 8-K in order to include updated disclosure of the Company’s business operations.

Item 1.01 Entry into a Material Definitive Agreement.

On June 25, 2009, JBI, Inc. (f/k/a 310 Holdings, Inc.), (the “Company”) entered into an asset purchase agreement (the “Agreement”) to purchase and assume certain assets of John Bordynuik, Inc. (“JBI”), a Delaware corporation.  This is an arms-length agreement between the Company and JBI by President and CEO John Bordynuik, who is the majority shareholder in both 310 Holdings and John Bordynuik Inc.

Under the terms of the Agreement, the Company issued 809,593 shares of common stock, par value $0.001 per share in consideration for the assets of JBI.  The closing of the Agreement occurred on July 15, 2009.

In 2009 Mr. Bordynuik exchanged cash for 66,667 shares of stock (at $3 per share) and he received 23,846 shares to cancel debt at $3 per share.   Since April 2009 Mr. Bordynuik has returned 31 million shares of his personal stock to the Company.  The Company issued Mr. Bordynuik 1 million shares of preferred stock with no conversion, no dividend rights but with 100 to 1 voting rights (as compared to common stock).

On August 24, 2009, the Company purchased 100% of the issued and outstanding shares of JavaCo, Inc. from Domark International, Inc. in exchange for $150,000 in cash and 2,500,000 shares of common stock.  On the same date the Company issued 1,000,000 shares of common stock to Domark in exchange for media credits that were valued at $9,997,134.

On September 30, 2009, the Company purchased 100% of the membership interests of Pak-It, LLC in exchange for $1,200,000 in cash and 625,000 shares and the assumption of $2,665,000 in short and long term debts.

On January 14, 2010, the Company consummated a confidential private placement with certain accredited investors for the issuance and sale of 8,260,842 shares of the common stock.  The offering was at $0.80 and the gross proceeds received by the Company were $6,608,673.  The offering was made in connection with the acquisition of Pak-It, LLC and within the offering converted $2,736,000 of debt owed to the Pak-It members at a per share price of $0.80.  The total shares issued pursuant to the offering was 8,260,842.

As a result of the private placement the Company paid all debt (except normal recurring accounts payable and accruals) and added in excess of $3.5 million in available cash.

Presently Mr. Bordynuik personally owns approximately 9 million shares of common stock (restricted) and 1 million shares of preferred stock (restricted no dividends).

Item 2.01 Completion of Acquisition or Disposition of Assets

As a result of the transactions listed in Item 1.01 the Company’s current operations include:

As “Plastic2Oil” (“P2O”) the Company will begin commercial operations of converting waste plastic to oil.  The Company has arranged to receive waste plastic from industrial and municipal suppliers at no cost.  The Company also executed Letters of Intent for the Joint Venturing of up to 45 P2O sites in Florida with AS PTO, LLC (an entity wholly owned by Al Sousa) and 2 ship based sites with Rick Heddle of Heddle Marine.

The Company is also taking and evaluating applications from prospective P2O licensees in the U.S. and Europe.

As “JBI” the Company performs Data Migration and tape recovery services for a wide variety of entities including as a sole sourced supplier for NASA.  Other clients include MIT, Harvard, the US Army, and Fortune 100 companies.

As “Pak-It™” the Company manufactures and supplies cleaning chemicals for “back of the house” cleaning for regional and national accounts.  All U.S. Home Depots are cleaned using Pak-It products. The Company owns a patent that allows the Company to deliver condensed cleaning chemicals in water soluble film.  In the second quarter of 2010 the Company will enter the retail market.

As “JavaCo” the Company is part of the Supplier Diversity Network, WBENC and currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors.

Item 2.02 Results of Operations and Financial Condition

Management began executing its business plan in 2009 by acquiring three revenue generating sources in 2009 and concentrating R & D resources on scaling P2O for a 2010 launch. Detailed summaries of each acquisition and P2O are described in detail below.

Through recruiting efforts and these acquisitions, management believes that it has quickly assembled an experienced team of professionals that will allow the Company to grow both organically (within each subsidiary) and through synergistic acquisitions that have a demonstrated propensity towards being eco-friendly.

The Company believes that synergistic conglomerates will reemerge as an effective way to pool financial and management resources and as such, JBI is positioning itself to pool resources so it can effectively deal with local and global issues of sustainability.   By offering “green” products and continuing to use its proprietary technologies the Company will help create solutions to enormous problems.  From Pak-It™ products, where we save fuel by “not shipping water”, to Plastic2Oil where we will create fuel from what is currently a costly disposal problem, the Company is well positioned for growth.

In addition to the management expertise that came with the acquisitions the Company has hired Ronald C. Baldwin, Jr. as CFO and Jacob Smith as COO.  These seasoned executives have already identified areas for improvement and have acted to make the acquisitions more profitable.

For instance, on or about January 20, 2010, Pak-Iit reduced its workforce from 49 to 36 employees as part of a corporate restructuring of the bulk cleaning component of the business.  The Company’s Chief Operating Officer, Jacob Smith, is overseeing the transition of the plant from primarily a bulk manufacturing company to a highly automated plant that will allow the Company to grow revenues by becoming more efficient and producing the water soluble packets at a rate that will support a national retail launch.  The retail launch will require retooling the existing plant to become more efficient and will ultimately lead to job creation through an expansion of the bulk manufacturing capacity as well as the set-up of a new Pak-It plant in southern New Jersey.

Data Migration

JBI reads high volume legacy data computer tapes for large institutions and corporations. JBI is sole sourced by NASA and reads their 7 & 9 track computer tapes written from the 1960’s to 2000’s. Millions of tapes were written during this period and the data has not been recoverable to date.

John Bordynuik, President of JBI, has developed the technology to read legacy data computer tapes and to extract and recover the valuable data contained therein. Mr. Bordynuik has built a strong reputation in legacy data recovery and has completed recovery projects for the NASA, MIT, UN Tapes, the Ontario Provincial Government, and other institutions and their founders.

Mr. Bordynuik has experience cracking encryption used to store data onto tapes and deciphering data for clients; this is extremely valuable in the process of legacy data recovery and provides a value–added service to customers. Usually, JBI’s services are required to decipher tape data after recovery. All data, sensitive or private, is stored in a secure location and viewed only by Mr. Bordynuik. JBI employs Mr. Bordynuik’s software to decipher all data and convert it to modern file formats as requested by clients.

Mr. Bordynuik has developed technology to prove mechanically that the recovered data is 100% accurate. Prior to the development of this technology old media read on original equipment could not be validated and its output was generally poor.

JBI’s technology is valuable to governmental and educational institutions, and in the recovery of seismic data. As an example, earth science sensor data compiled by NASA and stored on tapes can now be viewed and studied on a single computer. At the time that these legacy tapes were written, it was not uncommon for large IBM mainframes to have 8 kilobytes of dynamic memory and no disk drive. In the past, it has not been possible to process decades of sensor data due to limited disk storage, lack of dynamic memory and limited processing power, and inability to read old tapes. From a business-unit perspective, every tape is considered a “national asset” and high volumes of paperwork, administration and storage costs are required to manage them. JBI can usually amalgamate 200,000 national assets (tapes) into one national asset (hard disk array).

We have scaled to handle multiple clients and have developed a tape transcription, migration and normalization technology for the oil and gas market. To date, JBI’s business has been unsolicited. In the future, JBI will utilize existing relationships to seek new business and will seek relationships with oil and gas clients to read their seismic data tapes.

JBI designed and manufactured a 40-foot Mobile Data Recovery Container complete with 18 tape drives, photographing stations, servers, air handling, tape dehydration systems, and room for tape libraries. This container is capable of reading in excess of 700 tapes per day. It is an innovative solution to remotely read large volumes of seismic data tapes for Oil and Gas as well as highly sensitive tapes for Government Defense Departments. JBI is now able to transport its proprietary technologies and processes directly to clients’ sites in order to read tapes that contain exceptionally sensitive data or are restricted through governmental regulations from going off-site.

JBI does not use off-the-shelf-hardware and software and has the ability to design technology to recover most legacy data and most modern media. Through proprietary research and development that applies technology solutions with artificial intelligence and custom hardware, firmware and software, JBI provides the innovation necessary to be competitive in today’s market.

JBI holds a US patent (7,115,872) for a dirty bomb detector and is exploring the possibilities of licensing this technology to the market.

JBI sponsored the IEEE Mass Storage Systems and Technologies Conference in Maryland in September 2008. Mr. Bordynuik spoke at the event to highlight JBI’s findings. The attendees are representatives from institutions in the United States and internationally. This was a significant event for JBI.

Products

Magnetic Computer Backup Tapes:

JBI is sole sourced by institutions to read their large volume of legacy data 7 & 9 track tapes. In August 2008, JBI met with NASA to discuss further procurement requirements and to work out scheduling for the arrival of more tapes. NASA has since sole sourced JBI for all their legacy tape recovery and migration and sends shipments of tapes on a regular basis.

JBI has read thousands of tapes for MIT. These were written from 1960s through 1995. The scalability of our proprietary technology enables JBI to easily expand data recovery services for new media types. JBI will continue to use economies of scale to increase volume and lower costs.

JBI will use economies of scope to provide data recovery solutions for newer types of magnetic media that include microfiche, optical media and film. JBI will leverage the unique strategic alliance with Mr. Bordynuik to establish long-term licensing of technologies used in our products and services. JBI will focus on reliable and timely delivery and quality outcomes. JBI will build, strengthen and manage the JBI brand.

Radiation Detection Products

JBI owns a broad-based patent for a handheld and network able dirty bomb detection sensor. JBI has not built or sold any product under this patent to date.

Plastic2Oil

Plastic2 Oil (“P2O”) was discovered by President John Bordynuik while mining through tape drive research archives. Mr. Bordynuik found the solution to a process involving breaking down plastic molecules. This research was conducted when plastic was in its infancy and oil prices were very low. It appears to our management that the research was conducted for non-commercial purposes and had no commercial value at the time.

Mr. Bordynuik explored plastic recycling when employed at the Ontario, Canada Legislature but there was no research available at that time to make the conversion commercially viable. Mr. Bordynuik's research was triggered when beverage companies began to phase out returnable glass bottles, in favor of plastic.  JBI's research has revealed that this process and catalyst is not presently commercialized. By integrating this technology into a large batch processor the Company believes that it can accomplish the following:

·	Approximately one liter of fuel is extracted from a kilogram of plastic
·	The gas byproduct provides the energy necessary to fuel the process thereby eliminating energy costs
·	Due to our catalyst and a highly optimized process, fuel can be extracted in four hours from a large source of raw unwashed, mixed plastics
·	Raw plastic materials can be acquired in many forms at little or no cost.
·	This technology has significant advantages over biodiesel operations due to biodiesel's high operating costs, the high costs of raw materials, and the high energy requirements by their processes.

Alan Barnett, JBI's Head Chemist, will oversee the optimization and deployment of JBI's first volume Plastic2Oil processor.  Alan’s experience includes over 25 years as a chemist and the key to the P2O process involves a chemical catalyst that is used to break down the plastic most efficiently.

It is important to note that technology exists to convert plastic to oil; however the processes presently utilized require excessive amounts of energy, have low yields, and in many cases cause dramatic emission pollutants. In addition there are alternative fuels being produced that do not appear to be economically viable. For instance, many biodiesel facilities have filed bankruptcy because their energy conversion costs exceed the value of the diesel product they produce.

In particular biodiesel producers have the following challenges:

·	High-energy requirements;

·	Very poor energy return;

·	As oil prices rise, biodiesel won't necessarily become more viable;

·	Large biodiesel plants incur high transportation costs of raw and processed materials;

·	Algae biodiesel presently costs $32/gallon to produce;

·	Biodiesel factories are heavily dependent on commodity prices of raw materials and energy prices

Management intends to exploit its technology to overcome the challenges facing alternative energy corporations.

Javaco, Inc.

In August 2009, JBI and Domark closed a Securities Purchase Agreement whereby JBI purchased 100% of the issued and outstanding common shares of Javaco, Inc. (“Javaco”), a wholly owned subsidiary of Domark, in exchange for $150,000 and the issuance of 2,500,000 shares of the Company’s common stock to Domark.

In connection with the Agreement, Domark has also assigned $9,997,134 of media credits in print and radio to the Company in exchange for the issuance of 1,000,000 shares of the Company’s common stock.  The Company intends to move quickly to make use of the media credits as they are available to Pak-It, P2O and Javaco.  The value of these credits is expected to be realized through faster market penetration.

JAVACO, Inc., formerly JAVA Company, opened for business in 1997 as a sole proprietorship. Prior to opening JAVA Co., Judith Vazquez, owner and President, worked several years in distribution sales and finally with RMS Electronics/Channel. JAVA Company's initial focus was the sale of used cable TV equipment, including amplifiers and converters to Colombia, Venezuela and Mexico.

JAVA Company teamed up with a distributor in Argentina to jointly cover a larger Latin American market. JAVA Company acted as their US office, providing sales expertise and a much needed North American connection with the manufacturers. JAVA Company coordinated the sale, expediting, invoicing and exporting of equipment purchased from the US and Canadian suppliers.

JAVACO, Inc. incorporated in March 2000. Javaco is part of the Supplier Diversity Network, WBENC. JAVACO, Inc. currently distributes over 100 lines of equipment from fiber optic transmitters to RF connectors. To further enhance business in the United States, new distribution lines are frequently being added including a line of home theater and audio video products. Early in 2002, JAVACO, Inc. expanded its US business when it hired Tina Tomblin, with over 20 years in the cable television industry in both operations and sales, to manage sales in the United States.  Javaco will assist in establishing Plastic2Oil sites in Mexico and Latin America using its established business connections and knowledge in those areas. Javaco has access to high quality plastics generally discarded by cable television and telephone companies.

Pak-It, LLC

Pak-It was formed in 2007 to acquire all of the outstanding stock of Dickler Chemical Laboratories, Inc. (“DCL”).   DCL was formed in 1968 to manufacture and sell industrial cleaning chemicals regionally (the Philadelphia "tri-state” area). For about 10 years prior to the acquisition, the company had consistently recorded revenues in the $5 million to $6 million range with profits in the $200,000+ range.  Pak-It purchased DCL stock in October, 2007 and on January 1, 2008 merged the DCL Pennsylvania corporation into a newly formed Florida corporation of the same name.  The company now does business as Pak-It™, DCL Solutions, and Vanguard with its administrative and selling office at 221 Turner Street Clearwater, FL, and the DCL factory leased at 4201 Torresdale Avenue, Philadelphia, PA.  The DCL factory is situated on about 1.5 acres of land and has nearly 60,000 SF of manufacturing space under roof.

Using the patented Pak-It™ delivery system (liquid cleaner in a water soluble sachet) the company delivers glass cleaner, disinfectant, multi-purpose, and many more cleaning products (42 products currently) shipped in tiny packages of condensed cleaner (inside a ‘dry’ 1 quart container).  This delivery method is “green” since it’s fully biodegradable and saves thousands of dollars in shipping. The user simply adds water to the container without measuring or cutting the Pak-It™.  Large retailers (like Home Depot and Office Depot) and many national Building Service Contractors already using the product have documented significant cost savings from shipping, training, inventory control and space.

Pak-It also produces private label liquid cleaning supplies for a variety of well known companies, including a retail marine supply company and an international company that sells Pak-It’s with its pressure washers.

Pak-It provides an innovative, technological approach to chemicals, both in terms of portion control solutions and product breadth that constantly seeks to improve quality and consistency.  Pak-It also provides an operational focus on logistics that offers individual “kits” designed to meet specific cleaning requirements, delivered directly to each location, while remaining flexible toward meeting other customer needs.

Pak-It provides clients:

·	An innovative, exciting cleaning solution.
·	Fixed costs and reduced spending.
·	Works with the current cleaning system:
·	Current staff and contractors can seamlessly implement
·	The new solution is easy to train and implement
·	Provides better cleaning results
·	Staff is happy with process/results

The combination of Pak-It and the Company will assure that the Company will continue to focus on strong internal growth.  For instance, the Company has relationships with buyers from NASA and other government agencies that will facilitate Pak-It products being tested and hopefully purchased by these large institutions.

The acquisition of Pak-It provides the Company with an expanded management and consulting team that has vast experience in operations, including setting up joint ventures, franchises and real estate based ventures.  This team will be instrumental in executing the P2O model to market.

Further, with the addition of Pak-It, LLC, Mr. Barnett will have access to the Pak-It laboratory and the Pak-It chemist (who also has over 25 years of industry experience) and the Company will be well positioned to begin P2O operations in Philadelphia and the tri-state area.

JBI has engaged the services of Western Creative to launch PakIt products in the retail market through a comprehensive infomercial campaign.

Description of Properties

Our principal executive offices are located at 500 Technology Square, Cambridge, MA 02139.  In July 2009, we entered into a lease agreement to rent  office space of 790 sq. ft. in Cambridge, Massachusetts for a base term of 12 months.  The Company's CEO prepaid the  office rental expenses for the term of the lease.

Pak-It leases 60,000 square feet of office and manufacturing space in Pennsylvania for $50,000 per year, and a 636 square foot office space in Clearwater, Florida.

Employees

As of January 27, 2010, JBI and its subsidiaries have approximately 80 employees other than our CEO.  The Company also uses a broad base of experienced consultants who generally work on valued added agreements.

Legal Proceedings

The Company is not a party to any legal proceedings, there are no known judgments against the Company, nor are there any known actions or suits filed or threatened against it or its officers and directors, in their capacities as such.  The Company us  not aware of any disputes involving the Company and the Company has no known claim, actions or inquiries from any federal, state or other government agency.  The Company is not aware of any claims against the Company or any reputed claims against it at this time.
RISK FACTORS

Risks Relating to Our Business

▪
WE NEED TO MANAGE GROWTH IN OPERATIONS TO MAXIMIZE OUR POTENTIAL GROWTH AND ACHIEVE OUR EXPECTED REVENUES AND OUR FAILURE TO MANAGE GROWTH WILL CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our marketing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

In order to achieve the above mentioned targets, the general strategies of our company are to maintain and search for hard-working employees who have innovative initiatives; on the other hands, our company will also keep a close eye on expanding opportunities.

▪	IF WE NEED ADDITIONAL CAPITAL TO FUND OUR GROWING OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake expansion, continue our marketing efforts and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

▪	NEED FOR ADDITIONAL EMPLOYEES.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. Competition for such personnel is intense. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in our industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees. The Company’s inability to attract skilled management personnel and other employees as needed could have a material adverse effect on the Company’s business, operating results and financial condition. The Company’s arrangement with its current employees is at will, meaning its employees may voluntarily terminate their employment at any time. The Company anticipates that the use of stock options, restricted stock grants, stock appreciation rights, and phantom stock awards will be valuable in attracting and retaining qualified personnel. However, the effects of such plan cannot be certain.

▪	OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF OUR OFFICERS.

We are presently dependent to a great extent upon the experience, abilities and continued services of John Bordynuik.  The loss of services of Mr. Bordynuik could have a material adverse effect on our business, financial condition or results of operation.

▪
CHANGES IN GOVERNMENT REGULATIONS AND LAWS AFFECTING THE IT INDUSTRY, INCLUDING ACCOUNTING PRINCIPLES AND INTERPRETATIONS AND THE TAXATION OF DOMESTIC AND FOREIGN OPERATIONS, COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations which, in many instances, is due to their lack of specificity. As a result, the application of these new standards and regulations in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, our efforts to comply with evolving laws, regulations and standards have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. In particular, our efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002 and the related regulations regarding our required assessment of our internal controls over financial reporting and our independent auditors’ audit of that assessment has required the commitment of significant internal, financial and managerial resources.

The Financial Accounting Standards Board, SEC or other accounting rulemaking authorities may issue new accounting rules or standards that are different than those that we presently apply to our financial results. Such new accounting rules or standards could require significant changes from the way we currently report our financial condition, results of operations or cash flows.

U.S. generally accepted accounting principles have been the subject of frequent interpretations. As a result of the enactment of the Sarbanes-Oxley Act of 2002 and the review of accounting policies by the SEC as well as by national and international accounting standards bodies, the frequency of future accounting policy changes may accelerate. Such future changes in financial accounting standards may have a significant effect on our reported results of operations, including results of transactions entered into before the effective date of the changes.

We are subject to income taxes in the United States. Our provision for income taxes and our tax liability in the future could be adversely affected by numerous factors including, but not limited to, changes in the valuation of deferred tax assets and liabilities, and changes in tax laws, regulations, accounting principles or interpretations thereof, which could adversely impact our financial condition, results of operations and cash flows in future periods.

▪	OUR FUTURE SUCCESS IS DEPENDENT UPON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY.

The Company may not be able to protect unauthorized use of its intellectual property and take appropriate steps to enforce its rights.  Although management does not believe that its services infringes on the intellectual rights of others, there is no assurance that the Company may not be the target of infringement or other claims.  Such claims, even if not true, could result in significant legal and other costs associated and may be a distraction to management.  We plan to rely on a combination of copyright, trade secret, trademark laws and non-disclosure and other contractual provisions to protect our proprietary rights.  Because the policing of intellectual and intangible rights may be difficult and the ideas and other aspects underlying our business model may not in all cases be protectable under intellectual property laws, there can be no assurance that we can prevent competitors from marketing the same or similar products and services.

▪	PRODUCT LIABILITY CLAIMS AGAINST US COULD RESULT IN ADVERSE PUBLICITY AND POTENTIALLY SIGNIFICANT MONETARY DAMAGES.

As with other producers of cleaning agents, we are also exposed to risks associated with product liability claims if the use of our products results in injury or illness. We cannot predict what impact such product liability claims or resulting negative publicity would have on our business or on our brand image. The successful assertion of product liability claims against us could result in potentially significant monetary damages, diversion of management resources and require us to make significant payments and incur substantial legal expenses, although we do carry product liability insurance for potential product liability claims.   Even if a product liability claim is not successfully pursued to judgment by a claimant, we may still incur substantial legal expenses defending against such a claim. Finally, serious product quality concerns could result in governmental action against us, which, among other things, could result in the suspension of production or distribution of our products, loss of certain licenses, or other governmental penalties.

▪	CONTROL OF OIL AND GAS RESERVES BY STATE-OWNED OIL COMPANIES MAY IMPACT THE DEMAND FOR OUR P2O SERVICES AND CREATE ADDITIONAL RISKS IN OUR OPERATIONS.

Much of the world’s oil and gas reserves are controlled by state-owned oil companies. State-owned oil companies may require their contractors to meet local content requirements or other local standards, such as joint ventures, that could be difficult or undesirable for the Company to meet. The failure of our planned P2O to meet the local content requirements and other local standards may adversely impact the Company’s operations in those countries.
In addition, many state-owned oil companies may require integrated contracts or turn-key contracts that could require the Company to provide services outside its core business.

▪	GROWTH IN OUR REVENUES AND EARNINGS DEPENDS ON OUR ABILITY TO SUCCESSFULLY ASSIMILATE OUR NEW BUSINESSES.

We have recently acquired several new businesses and cannot guarantee that we will be able to successfully assimilate our new businesses in the future. Moreover, acquisitions involve a number of risks, including:

•	integrating the operations and personnel of the acquired businesses;
•	operating in new markets with which we are not familiar;
•	incurring unforeseen liabilities at acquired businesses;
•	disruption to our existing business;
•	failure to retain key personnel of the acquired businesses;
•	impairment of relationships with employees, manufacturers and customers; and
•	incorrectly valuing acquired entities.

In addition, integrating acquired businesses into our existing mix of businesses may result in substantial costs, diversion of our management resources or other operational or financial problems. Unforeseen expenses, difficulties and delays frequently encountered in connection with the integration of acquired entities and the rapid expansion of operations could inhibit our growth, result in our failure to achieve acquisition synergies and require us to focus resources on integration rather than other more profitable areas. Acquired entities may subject us to unforeseen liabilities that we did not detect prior to completing the acquisition or liabilities that turn out to be greater than those we had expected. These liabilities may include liabilities that arise from non-compliance with environmental laws by prior owners for which we, as a successor owner, will be responsible.

Risks Associated with Our Shares of Common Stock

▪
IF WE FAIL TO ESTABLISH AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO REPORT OUR FINANCIAL RESULTS ACCURATELY OR TO PREVENT FRAUD.  ANY INABILITY TO REPORT AND FILE OUR FINANCIAL RESULTS ACCURATELY AND TIMELY COULD HARM OUR REPUTATION AND ADVERSELY IMPACT THE TRADING PRICE OF OUR COMMON STOCK.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if in the past un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

▪	OUR COMMON STOCK IS QUOTED ON THE OTC BULLETIN BOARD WHICH MAY HAVE AN UNFAVORABLE IMPACT ON OUR STOCK PRICE AND LIQUIDITY.

Our common stock is quoted on the OTC Bulletin Board.  The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system.  The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future.

▪	THERE IS LIMITED LIQUIDITY ON THE OTCBB.

When fewer shares of a security are being traded on the OTCBB, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Due to lower trading volumes in shares of our common stock, there may be a lower likelihood of one's orders for shares of our Common Stock being executed, and current prices may differ significantly from the price one was quoted at the time of one's order entry.

▪	OUR COMMON STOCK IS THINLY TRADED, SO YOU MAY BE UNABLE TO SELL AT OR NEAR ASKING PRICES OR AT ALL IF YOU NEED TO SELL YOUR SHARES TO RAISE MONEY OR OTHERWISE DESIRE TO LIQUIDATE YOUR SHARES.

Currently our Common Stock is quoted in the OTC Bulletin Board market and the trading volume we will develop may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Bulletin Board stocks because they are considered speculative, volatile and thinly traded. The OTC Bulletin Board market is an inter-dealer market much less regulated than the major exchanges and our Common Stock is subject to abuses, volatility and shorting. Thus there is currently no broadly followed and established trading market for our Common Stock. An established trading market may never develop or be maintained. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders. Absence of an active trading market reduces the liquidity of the shares traded there.

The trading volume of our Common Stock has been and may continue to be limited and sporadic. As a result of such trading activity, the quoted price for our Common Stock on the OTC Bulletin Board may not necessarily be a reliable indicator of its fair market value. Further, if we cease to be quoted, holders would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our Common Stock and as a result, the market value of our Common Stock likely would decline.

▪	OUR COMMON STOCK IS SUBJECT TO PRICE VOLATILITY UNRELATED TO OUR OPERATIONS.

The market price of our Common Stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our Common Stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our Common Stock.

▪
OUR COMMON STOCK MAYBE CLASSIFIED AS A “PENNY STOCK” AS THAT TERM IS GENERALLY DEFINED IN THE SECURITIES EXCHANGE ACT OF 1934 TO MEAN EQUITY SECURITIES WITH A PRICE OF LESS THAN $5.00. AS SUCH OUR COMMON STOCK WOULD BE SUBJECT TO RULES THAT IMPOSE SALES PRACTICE AND DISCLOSURE REQUIREMENTS ON BROKER-DEALERS WHO ENGAGE IN CERTAIN TRANSACTIONS INVOLVING A PENNY STOCK.

We may be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to its customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our Common Stock, which in all likelihood would make it difficult for our stockholders to sell their securities.

Rule 3a51-1 of the Securities Exchange Act of 1934 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a minimum bid price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. This classification would severely and adversely affects any market liquidity for our Common Stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•	the basis on which the broker or dealer made the suitability determination, and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock, if and when our common stock becomes publicly traded. In addition, the liquidity for our common stock may decrease, with a corresponding decrease in the price of our common stock. Our Common Stock, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains various “forward looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included in this Form 8-K, including, without limitation, statements related to anticipated cash flow sources and uses, and words including but not limited to “anticipates”, “believes”, “plans”, “expects”, “future” and similar statements or expressions, identify forward looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company’s business, including but not limited to, reliance on key customers and competition in its markets, market demand, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring or retaining key personnel and any changes in current accounting rules, all of which may be beyond the control of the Company. The Company adopted at management’s discretion, the most conservative recognition of revenue based on the most astringent guidelines of the SEC in terms of recognition of revenue. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth therein.

In addition, the foregoing factors may affect generally our business, results of operations and financial position. Forward-looking statements speak only as of the date the statement was made. We do not undertake and specifically decline any obligation to update any forward-looking statements.

Plan of Operations

JBI, Inc., (f/k/a 310 Holdings Inc.), was incorporated in the State of Nevada on April 20, 2006. John Bordynuik purchased 63% of the issued and outstanding shares of 310 Holdings on April 24, 2009.   Subsequently, John Bordynuik was appointed President and CEO of the Company.  Management has transitioned the Company to become a global technology leader whose purpose is to mine data from Bordynuik’s large information archive, find under-productive entities to inject our superior proprietary technologies into, and benefit from increased productivity and profitability, beginning with Plastic2Oil.

Management immediately executed its business plan by acquiring three revenue generating sources during this quarter. Detailed summaries of each acquisition are described below.

Through these acquisitions, management believes that it has quickly assembled an experienced team of professionals that will allow the Company to grow both organically (within each subsidiary) and through synergistic acquisitions that have a demonstrated propensity towards being eco-friendly.

The Company believes that synergistic conglomerates will reemerge as an effective way to pool financial and management resources and as such, JBI is positioning itself to pool resources so it can effectively deal with local and global issues of sustainability.   By offering “green” products and continuing to use its proprietary technologies the Company will help create solutions to enormous problems.  From Pak-It™ products, where we save fuel by “not shipping water”, to Plastic2Oil where we will create fuel from what is currently a costly disposal problem, the Company is well positioned for growth.

In addition to the management expertise that came with the acquisitions the Company has hired Ronald C. Baldwin, Jr. as CFO and Jacob Smith as COO.  These seasoned executives have already identified areas for improvement and have acted to make the acquisitions more profitable. (Detailed resumes are included below)

Creating New Technology – Bit by Bit

To continue the Company’s plan of commercializing data mined from the tape recovery sector of our business we continue our work on a retrofitted lab-model Plastic2Oil processor. We also procured a 20 MT (metric ton) Plastic2Oil Processor and are now developing all aspects of the process from procurement, to automated systems of feeding, processing, and collecting oil..

Using the prototype, the Company has been successful in producing ASTM certified fuel from the Plastic2Oil process and proprietary catalyst in quantities up to 100 liters. The company was unable to test its process in larger quantities as the 20MT processor is still being assembled. The 20MT processor is being meticulously assembled and each assembly process is being photographed and logged so that the processes and procedures for the final operating unit can modeled, independently tested, and the put into production quickly where plastic discards are readily available.  Management believes, based upon prototype testing to date, that each large processor will process 20 metric tons of plastic in a continuous operation.  Results will vary by location and feedstock type.

The Company has made very positive productive progress with its P2O operations.

On December 22, 2009, the Company and Rick Heddle agreed to a Joint Venture whereby Heddle Marine Service, Inc. will retrofit ships with P2O processors. The Company is now finalizing a JV Agreement for production of its first P2O ship with Heddle. JBI anticipates contracting with various countries to convert their plastic waste into oil. Also, JBI has signed a Letter of Intent for the establishment of an Area Development Agreement (ADA) for 45 P2O sites in the State of Florida with AS PTO, LLC, an entity controlled by Al Sousa of Largo, Florida.  Both Heddle and Sousa have strong management capabilities and are expected to be essential to the scaling up of a nationwide P2O launch.

The Company has also been focusing on the Pak-It business unit with a restructuring of the Philadelphia plant and a revised business plan for growth. Management is going forward with a full retail rollout of Pak-It products. The company engaged Western Creative Inc. on January 12, 2010 to assist in planning and marketing the retail launch. In anticipation of increased demand for product from the retail launch, management is also reconfiguring the plant and updating its equipment. The Company is also establishing Canadian manufacturing and distributing operations in its Niagara Falls location.

 JBI  continues to maintain its data recovery and migration business through the use of its tape drives. It  currently has a mobile data container that can be deployed to migrate data onsite for customers with highly sensitive data. It acquired tape drives, servers, and the mobile data container through the acquisition of certain assets from John Bordynuik Inc.  The Company has a large backlog of tapes to be migrated and is seeking strategic partnerships with international companies that will allow the Company to realize tape revenues faster, thereby decreasing the backlog.

Industry Overview

Data Migration

Presently, competitors use off-the-shelf hardware which has limited capabilities to read old computer backup tapes. The Company has  acquired customized hardware that is specifically designed to read old tapes with bit-level mechanical validation. The Company has  been in discussion with many potential clients and they are unable to read their old backup tapes with legacy original hardware.

Plastic2Oil

Current processes used in the industry require excessive amounts of energy which often make alternative fuels not viable. Other plastic to fuel producers and biofacilities will have difficulty because their energy conversion costs exceed the value of the diesel product they produce.

In particular these producers have the following challenges:

▪	High-energy requirements;

▪	Very poor energy return;

▪	As oil prices rise, biodiesel won't necessarily become more viable;

▪	Large biodiesel plants incur high transportation costs of raw and processed materials;

▪	Algae biodiesel presently costs $32/gallon to produce;

▪	Biodiesel factories are heavily dependent on commodity prices of raw materials and energy prices;

Management intends to exploit its technology to overcome the challenges facing alternative energy corporations.

Cleaning Chemical Competitors

Pak-It faces numerous competitors in every product category.

•	Cleaning chemicals – 326 companies
•	Carpet cleaning chemicals – 261 companies
•	Floor finishes – 198 companies
•	Disinfectants – 228 companies
•	Laundry chemicals – 195 companies
•	Pressure washing chemicals – 148 companies
•	Chemical dispensing systems – 103 companies

Revenues

For the three months ended September 30, 2009, we generated $3,819,656 revenues, and incurred a net loss of $46,790 compared with revenues of $3,699,759 and a net loss of $24,806 for the three months ended September 30, 2008.  For the nine months ended September 30, 2009, we generated $10,132,399 revenues, and incurred a net profit of $149,701 for the nine months ended September 30, 2009.

A significant amount of our working capital is being invested in our Plastic2Oil operations.  Plastic2Oil sales will be dependent on our ability locate sites, purchase and assemble processing units and receive governmental permits at each site.  Revenues will depend upon the volume and price of the fuel we sell in the future.  The selling prices that we realize in the future for our fuel will be closely linked to the market prices of petroleum-based diesel fuel, the supply and demand of diesel fuel, as well as the tax incentives offered by governments in North America for the production of alternative fuels.

Our gross margin in this division is driven by the cost of the feedstock (plastic waste) and other chemical inputs used in our production of fuel.  We expect to receive feedstock and other inputs both on the spot market and pursuant to fixed, short-term supply agreements.  There may be a cost to receive feedstock.

Our profit margins and financial condition are significantly affected by the cost and supply of raw plastic waste feedstock and other inputs in the commodity markets.

Profits will also be affected by the success of the Pak-It retail rollout and the volume of tapes shipped by major customers such as NASA.

In its early formation stages, the Company raised $105,500 through private sales of our common equity.  Additionally, a shareholder (a prior Officer and Director) advanced $141,600. In May 2006, we issued 5,750,000 shares of our common stock to Nicole Wright, an officer and director, in exchange for cash in the amount of $20,000 and on March 2, 2006 we issued 350,000 shares of our common stock to Nevada Business Development Corporation for services in the amount of $350. Additionally, in August and September 2006, we sold an aggregate of 3,000,000 shares of our common stock to 26 unrelated third parties for cash proceeds of $90,000.

On January 14, 2010, JBI, Inc., (the “Company”) consummated a confidential private placement (the “Private Offering”) with certain accredited investors for the issuance and sale of 8,260,842 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at per share price of $0.80 for aggregate offering proceeds of $6,608,673.  The Private Offering was conducted in connection with the acquisition of Pak-It, LLC, a Florida limited liability company (“Pak-It”), by the Company.

The Private Offering was conducted by the Company’s officers, directors and consultants on a best efforts basis. The minimum investment amount was $10,000. The gross proceeds received by the Company were $6,608,673.

In connection with the acquisition of Pak-It, and through the Private Offering the Company also converted $2,736,000 of debt owed to the Pak-It members at a per share price of $0.80.  The Company issued 3,420,000 shares of common stock in conjunction with this debt conversion.

Additionally the Company paid an aggregate cash amount of $1,768,353 for debt owed to the Pak-It members and lien holders.

The Company also paid off the debt and founder loans of its subsidiary Javaco, Inc., in an amount totaling $397,644.44 from the proceeds of the Private Offering.

As a result of this offering, as of January 22, 2010, JBI, Inc. has $3,751,540.84 USD in cash to execute its business plan and the Company has no debt except normal recurring accounts payable and accruals.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies

We prepare our financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions.

Stock Based Compensation

In December 2004, the FASB issued a revision of SFAS No. 123 ("SFAS No. 123(R)") that requires compensation costs related to share-based payment transactions to be recognized in the statement of operations. With limited exceptions, the amount of compensation cost will be measured based on the grant-date fair value of the equity or liability instruments issued. In addition, liability awards will be re-measured each reporting period. Compensation cost will be recognized over the period that an employee provides service in exchange for the award. SFAS No. 123(R) replaces SFAS No. 123 and is effective as of the beginning of January 1, 2006. Based on the number of shares and awards outstanding as of December 31, 2005 (and without giving effect to any awards which may be granted in 2006), we do not expect our adoption of SFAS No. 123(R) in January 2006 to have a material impact on the financial statements.

FSP FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met: (a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the anti-dilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. The Company has adopted SP FAS 123(R)-5 but it did not have a material impact on its consolidated results of operations and financial condition.

Accounting Policies and Estimates

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Our management periodically evaluates the estimates and judgments made. Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates as a result of different assumptions or conditions. As such, in accordance with the use of accounting principles generally accepted in the United States of America, our actual realized results may differ from management’s initial estimates as reported.  A summary of significant accounting policies are detailed in notes to the financial statements which are an integral component of this filing.

MANAGEMENT

Directors, Executive Officers and Business Consultants

The following table sets forth, as of January 27, 2010, the names and ages of all of our directors and executive officers; and all positions and offices held.  The director will hold such office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Name	Age	Position

John Bordynuik	40	President, CEO and Director

Ron Baldwin Jr.	50	Chief Financial Officer

Jacob Smith	54	Chief Operating Officer

The board of directors has no standing committees.

Family Relationships

Not Applicable

Business Experience

The following summarizes the occupation and business experience of our officers and director:

John Bordynuik, President, & Chief Executive Officer, Chief and Director

John Bordynuik is the founding CEO and President of John Bordynuik Inc., a Delaware corporation. Mr. Bordynuik is a Consultant to the Math and Computation Group of the Computer Science and Artificial Intelligence Lab, Massachusetts Institute of Technology, Cambridge, MA. Mr. Bordynuik solved MIT's problem of reading 30-40 year old tapes by developing highly sophisticated technology to address the issues related to legacy computer data, and has since recovered thousands of tapes from the 1960's to 1990's. During 1990-2001, Mr. Bordynuik was employed by the Ontario Legislative Assembly, Queen's Park, Toronto, in Research and Development. Mr. Bordynuik has recovered data from old media for the past 20 years to amass the world's largest solution and algorithm archive.

Mr. Bordynuik was granted a broad US patent (7,115,872) for a dirty bomb detector in 2006.

Ronald C. Baldwin, Jr. – Chief Financial Officer

Mr. Baldwin is a CPA with 15 years experience in public accounting. Mr. Baldwin is licensed to practice accounting in Florida and North Carolina and law in Florida. Mr. Baldwin holds a B.S. in Accounting magna cum laude from the University of South Florida and a J.D. and L.L.M in Taxation cum laude from the University of Florida. Mr. Baldwin was admitted to the Florida Bar in 2000.

From 1991 to 2005, Mr. Baldwin was a staff accountant at Baldwin & Weber, CPA’s and then a partner in R.C. Baldwin, CPA’s providing management advisory services to small and medium sized business clients. From 2005 to 2007, Mr. Baldwin was the Manager of Taxation at Moore, Stephens, Lovelace, P.A., a regional CPA firm with offices in Miami, Orlando, and Tampa. From 2007 to 2009, Mr. Baldwin was the Vice President of Finance at Hegemon Capital, a special opportunity hedge fund that was involved in over $100 million in loan placements and equity investments.

Jacob Smith – Chief Operating Officer

Dr. Smith is an accomplished professional whose educational background and managerial expertise will further assist JBI's management team to execute the Company's growth model. Dr. Smith received a Masters Degree from the University of Chicago and a Doctor-Medical from Michigan State University in 2002. He obtained Certificates from Cambridge University in 2006 and from the National Institute of Health/FDA in 2007. Business Certificates were received from Oxford University in 2007 and Harvard University in 2009. Dr. Smith then received an MBA from Ashford University in 2009.

From 2000-2006 he served as a Medical/Surgical Resident. He obtained and managed $8 million of federal funds while prioritizing HIV/AIDS care services and developing a comprehensive strategic long-range plan for Southeastern Michigan HIV/AIDS Council. During this time, he also managed and conducted clinical trial research.

For the past three years, he has served as an instructor in Business, Biology, and Healthcare at Davenport University, Livonia, Michigan, conducting courses in Management, Microeconomics, Macroeconomics, Healthcare, Biology, Anatomy, and Physiology.

Other Significant Human Resources

Robert G. Shoemaker, Business Consultant

Robert G. Shoemaker, is a seasoned financier and MBA with an extensive background in commercial banking, consulting, operational and executive management, development and construction of residential and mixed-use communities, and workouts of distressed loans and investments.

Mr. Shoemaker is an active business consultant and has provided advisory services to a broad array of clients, primarily in his native Florida marketplace as well as limited engagements on the national and international fronts.   His project advisory, lending, and workout experience totals more than $800 million.

His financial experience dates to the 1980’s and early 1990’s when, during the Savings & Loan crisis, he acted as a bank liaison to regulatory officials, coordinated internal and external audits and was in charge of handling complex workouts of prominent Tampa Bay area developers, while employed by First Florida Bank.

From 1993 to 2003, Mr. Shoemaker was with Mercantile Bank in St. Petersburg, Florida where his responsibilities began as Vice President/ Commercial Loan Officer and concluded as Executive Vice President/Senior Commercial Loan Officer/Senior Credit Officer. During this period, he was a key part of a dynamic management team that built Mercantile Bank from an $80 million bank with three offices in 1993 to a $500 million bank with fifteen offices in three counties by 2002.  In September 2002, the bank was acquired by The South Financial group and Mr. Shoemaker left the bank in March 2003 to pursue independent consulting and real estate investment.

Mr. Shoemaker is also the owner of Mainstreet Homes, Inc. which develops residential and mixed-use properties, primarily in Florida. Mr. Shoemaker’s company served as development Manager for two large-scale communities – an 890 unit ($150 million) Community Development District in Pasco County, Florida and a 40 acre $50 million mixed-use project in Hillsborough County, Florida. His company is also actively involved in numerous smaller projects throughout the Tampa-Bay area.

Mr. Shoemaker has a Bachelor’s degree in finance from Florida State University and a Master’s in Business Administration from the University of South Florida.  He is a Florida licensed Building Contractor and an operating Member of several successful LLC operating and land holding entities.

Richard Haber, Advisor and Consultant

Mr. Haber develops real estate and is also a practicing attorney in Tampa since 1981.   Prior to forming his law partnership (Cramer, Haber & McDonald), he was a staff attorney for United States Congressman William Cramer and served as a special counsel to President Gerald R. Ford during his confirmation hearings to be Vice President of the United States.  Mr. Haber received a Bachelor’s Degree from the University of Florida and a Juris Doctorate from American University.  Mr. Haber is admitted to practice law in the states of Florida and the District of Columbia.

Geoffrey C. Weber, Consultant

Mr. Weber is the President of Bayshore Broadway, Inc.  Bayshore Broadway was formed in 1991 to plan residential and commercial properties, primarily in Florida.   The company founder and president, Geoffrey C. Weber is a seasoned professional and CPA with an extensive background in real estate development, financing, management, financial, and administrative.

Mr. Weber is also a sole CPA practitioner providing management advisory services.   Mr. Weber has an emphasis on real estate development and construction and he has been involved in over $200 million in loan placements.  Mr. Weber has been the Chief Financial Officer for several multi-million dollar companies where he developed systems and operating procedures for financial reporting for owners, operators, and banks.

From July 1983 to November 1992, Mr. Weber was a partner in a CPA firm, Baldwin & Weber, CPA’s that provided management advisory services to small and medium sized business clients.   Mr. Weber provided services to a variety of clients in Florida, Connecticut, and New Jersey

From July 1981 to June 1983, Mr. Weber was the Audit Supervisor for the $1 billion privately held Lykes Bros., Inc. where he performed audits of most subsidiaries, including juice processing, distribution, trucking, and more.

From July 1978 to June 1981, Mr. Weber was a staff accountant for the international accounting firm of Deloitte Haskins + Sells (now Deloitte + Touche).  While with Deloitte Mr. Weber was in-charge or first assistant on a wide variety of clients, including banks, mortgage companies, manufacturing and distribution companies.

Mr. Weber has a Bachelors of Business Administration from James Madison University and became a Florida Certified Public Accountant in 1982.  He is a Member of American Institute of CPA's and is an Associate Member of the Association of Certified Fraud Examiners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of January 27, 2010, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	John Bordynuik 500 Technology Square Cambridge, MA 02139	9,250,000	19.44%

Series A Super Voting Preferred Stock	John Bordynuik 500 Technology Square Cambridge, MA 02139	1,000,000	100%(2)

Common Stock	All executive officers and directors as a group

(1)
Based upon 47,701,056 shares outstanding as of January 27, 2010.  The total shares issued and outstanding reflects the pending cancellation of 21,000,000 shares by our Chief Executive Officer and the issuance of 11,680,842 shares sold in our recently completed private offering. The cancellation and issuance of common shares has not been completed by our transfer agent as of the date hereof.

(2)	Based upon 1,000,000 shares outstanding as of December 31, 2009

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 24, 2009, John Bordynuik purchased 40,250,000 shares of the Company common stock, representing 63.19% voting interest from then President and Chief Executive Officer, Nicole Wright.  Simultaneously, the officers and directors resigned and appointed Mr. Bordynuik as the Company’s sole officer and director. On June 30, 2009, the Company entered into a stock purchase agreement whereby the Company agreed to sell 66,667 shares of the Company’s common stock to John Bordynuik, Inc. (“JBI”), a Delaware corporation controlled by Mr. Bordynuik for an aggregate value of $200,000.

On July 15, 2009, the Company closed on an asset purchase agreement to purchase and assume certain assets of John Bordynuik, Inc., in exchange for the issuance of 809,593 shares of the Company’s common stock.

As of June 30, 2009, $71,538 of stockholder loan payable was used as operating expenses. On June 30, 2009, the Company issued 23,846 shares of restricted common stock in satisfaction of stockholder loans payable for a value of principal and interest in the amount of $71,538, or $3.00 per share.

In July 2009, the Company entered into a lease agreement to rent office space of 790 sq. ft. in Cambridge, Massachusetts for a base term of 12 months.  The sole officer and director prepaid the office rental expenses for the term of the lease.

Except as set forth above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our Common Stock; or

Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as any of our directors or officers.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 150,000,000 shares of common stock, $.001 par value per share. As of the date hereof, 47,701,056 common shares are issued and outstanding. The total shares issued and outstanding reflects the pending cancellation of 21,000,000 shares by our Chief Executive Officer and the issuance of 11,680,842 shares sold in our recently completed private offering. The cancellation and issuance of common shares has not been completed by our transfer agent as of the date hereof.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors cannot necessarily elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, $.001 par value per share.  As of the date hereof, 1,000,000 Series A Super Voting Preferred Shares are issued and outstanding. Holders of the Series A Super Voting Preferred Shares have one hundred (100) times the number of votes that holders of common stock are entitled to on all matters submitted to shareholders for their action or consideration.

Subject to the approval of the then current shareholders, the Board of Directors is empowered to designate and issue from time to time one or more classes or series of Preferred Stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. If approved by the shareholders, such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.

Dividend Policy

It is unlikely that we will declare or pay cash dividends in the foreseeable future. We intend to retain earnings, if any, to expand our operations.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal year ended December 31, 2009. The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the year ended December 31, 2009, in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
John Bordynuik, President, Chief Executive Officer	2009	$0	0	0	0	0	0	0	$0
and Director

Ronald Baldwin, Jr.	2009	$0	0	0	0	0	0	0	$0
Chief Financial Officer

Dr. Jacob Smith,	2009	$0	0	0	0	0	0	0	$0
Chief Operating Officer

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through December 31, 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009, by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Our Chief Financial Officer Mr. Baldwin entered into an employment agreement whereby, he will serve a three year term at an annual base salary of $144,000. Mr. Baldwin’s annual salary is subject to review by the Company’s Board of Directors on an annual basis; however, the annual base salary shall not be less than $144,000 for any annual period. Mr. Baldwin was responsible for implementing financial reporting software with the Company's engineers as well as financial and audit controls for the Company and all of its subsidiaries.

In addition, the Company, Mr Baldwin, and the law firm of MacFarlane, Ferguson & McMullen entered into an escrow agreement, whereby the Company has deposited $144,000 with the Escrow Agent representing a severance amount to be paid to Mr. Baldwin under certain circumstances set forth in the Employment Agreement.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information

Our common stock is quoted for trading on the OTCBB under symbol JBII.

The following table sets forth the high and low trade information for our common stock. The prices reflect inter-dealer quotations, do not include retail mark-ups, markdowns or commissions and do not necessarily reflect actual transactions.

Quarter ended	Low Price	High Price

December 31, 2009	$0.92	$7.70

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement, we issued 809,593 shares of our Common Stock to John Bordynuik, Inc. in exchange for certain assets as described in the asset purchase agreement filed as exhibit 10.1 to this Form 8-K.

On January 14, 2010, JBI, Inc., (the “Company”) consummated a confidential private placement (the “Private Offering”) with certain accredited investors for the issuance and sale of 8,260,842 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at per share price of $0.80 for aggregate offering proceeds of $6,608,673.  The Private Offering was conducted in connection with the acquisition of Pak-It, LLC, a Florida limited liability company (“Pak-It”), by the Company.

The Private Offering was conducted by the Company’s officers, directors and consultants on a best efforts basis. The minimum investment amount was $10,000. The gross proceeds received by the Company was $6,608,673.

In connection with the acquisition of Pak-It, and through the Private Offering, the Company also converted $2,736,000 of debt owed to the Pak-It members at a per share price of $0.80.  The Company issued 3,420,000 shares of common stock in conjunction with this debt conversion.

Additionally the Company paid an aggregate cash amount of $1,768,353 for debt owed to the Pak-It members and lien holders.

The Company also paid off the debt and founder loans of its subsidiary Javaco, Inc., in an amount totaling $397,644.44 from the proceeds of the Private Offering.

As a result of this offering, as of January 22, 2010, JBI, Inc. has $3,751,540.84 USD in cash to execute its business plan and the Company has no debt except normal recurring accounts payable and accruals.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 5.06  Change in Shell Company Status

As explained more fully in item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of this transaction. As a result of the Asset Agreement, JBI became our main operating business. Consequently, we believe that this has caused us to cease to be a shell company. For information about the Asset Agreement, please see information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The financial statements of Pak-It, LLC filed on Form 8-K dated October 7, 2009.

(b)	PRO FORMA FINANCIAL INFORMATION.

JBI, Inc. Balance Sheet as of September 30, 2009, filed on Amendment No. 1 to Form 8-K dated July 20, 2009.
JBI, Inc. Statement of Operations for the nine months ending September 30, 2009, filed on Amendment No.1 to Form 8-K dated July 20, 2009.
JBI, Inc. Statement of Stockholders Equity as of September 30, 2009, filed on Amendment No.1 to Form 8-K dated July 20, 2009.

(d)	EXHIBITS

EXHIBIT INDEX

Exhibit Number	Description
10.1	Asset Purchase Agreement *
10.2	Unit Purchase Agreement by and among 310 Holdings, Inc., Pak-It, LLC and the Pak-It, LLC Unitholders**
10.3	Loan Agreement**
10.4	Pledge Escrow Agreement**
10.5	Security Agreement Inventory**
10.6	Security Agreement Equipment**
10.7	Security Agreement Accounts, General Intangibles, Contract Rights**
10.8	$1,200,000 Note**
10.9	$2,665,000 Liability Note**
99.1	Press Release**
99.2	Proforma Financials**

* Incorporated by reference to Form 8-K filed on June 26, 2009.
** Incorporated by reference to Form 8-K October 1, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

JBI, Inc.
January 27, 2010	By:	/s/ John Bordynuik
John Bordynuik
Title: Chief Executive Officer